As filed with the Securities and Exchange Commission on August 13, 2013

Registration No. 333-184200

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CVR Refining, LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	37-1702463 (I.R.S. Employer Identification No.)

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

(281) 207-3200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CVR Refining, LP Long Term Incentive Plan

(Full Title of the Plan)

John J. Lipinski

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

(281) 207-3200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common units, representing limited partnership interests (“Common Units”)	11,070,000 units	$26.47	$292,967,550	$39,960.77

(1)         Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers additional Common Units that may become issuable pursuant to the adjustment provisions of the CVR Refining, LP Long Term Incentive Plan.

(2)         Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act. The price per unit being registered hereby is based on the price of $26.47 per unit, which is the average of the high and low sales prices of the Common Units on the New York Stock Exchange on August 9, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

CVR Refining, LP (the “Registrant” or “Company”) will send or give to all participants in the CVR Refining, LP Long Term Incentive Plan the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Registrant with the Commission and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

a)             The Registrant’s latest Annual Report on Form 10-K (File No. 001-35781), filed with the Commission on March 14, 2013 for the fiscal year ended December 31, 2012;

b)             The Registrant’s latest Quarterly Reports on Form 10-Q (File No. 001-35781), filed with the Commission on May 5, 2013 and August 2, 2013;

c)              The Registrant’s Current Reports on Form 8-K (File No. 001-35781), filed with the Commission on January 23, 2013 (Items 1.01, 3.02, 3.03, 5.02 and 9.01 only); January 24, 2013 (Item 1.01); January 29, 2013 (Items 1.01, 2.03, 3.03, 5.03 and 9,01); and May 20, 2013 (Items 1.01 and 9.01);

d)             All other reports filed by the Registrant with the Commission since the end of the fiscal year covered by the Annual Report referred to in (a) above, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

e)              The description of the Registrant’s Common Units contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on January 14, 2013, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

Subject to any terms, conditions, and restrictions set forth in an applicable partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership such as the Registrant to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

Under the First Amended and Restated Agreement of Limited Partnership of CVR Refining, LP (the “Partnership Agreement”), the Registrant will indemnify, in most circumstances and to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending, or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any of the following persons are involved: the Registrant’s general partner; any departing general partner; any affiliate of the Registrant’s general partner or any departing general partner; any person who is or was a director, officer, fiduciary, trustee, manager or managing member of the Registrant or its subsidiaries, the Registrant’s general partner or any departing general partner or of any of the Registrant’s general partner’s or any departing general partner’s affiliates; any person who is or was serving as a director, officer, fiduciary, trustee, manager or managing member of another person owing a fiduciary duty to the Registrant or its subsidiaries at the request of the Registrant’s general partner or any departing general partner; any person who controls, or previously controlled, the Registrant’s general partner; or any person designated by the Registrant’s general partner.

Any indemnification under the applicable provisions of the Partnership Agreement will only be out of the assets of the Registrant. Unless the Registrant’s general partner otherwise agrees, the Registrant’s general partner shall not be personally liable for any such indemnification and shall have no obligation to contribute or loan funds or assets to the Registrant to enable it to effectuate such indemnification. The Registrant may purchase insurance against liabilities asserted against, and expenses incurred by, persons for the Registrant’s activities, regardless of whether the Registrant would have the power to indemnify the person against such liability under the provisions of the Partnership Agreement.

Section 18-108 of the Delaware Limited Liability Company Act provides that a Delaware limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of CVR Refining GP, LLC, the Registrant’s general partner, provides for the indemnification of its member, directors, and officers against liabilities they incur in their capacities as such, unless an act or omission constitutes bad faith, gross negligence, or willful misconduct on the part of such person.

The underwriting agreement that the Registrant entered into on May 14, 2013 also contains indemnification and contribution provisions.

The Plan provides that the committee that administers the Plan (the “Committee”) and all members thereof are entitled to, in good faith, rely or act upon any report or other information furnished to them by any officer or employee of the Registrant, the Registrant’s general partner, any of the Registrant’s subsidiaries, the Registrant’s or its general partner’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan.  Members of the Committee and any officer or employee of the Registrant’s general partner, the Registrant, or any of their subsidiaries acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Registrant’s general partner with respect to any such action or determination.

Reference is made to Item 9 for the Registrant’s undertakings with respect to indemnification for liabilities arising under the Securities Act.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

4.1	Certificate of Limited Partnership of CVR Refining, LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 filed on October 1, 2012).

4.2

First Amended and Restated Agreement of Limited Partnership of CVR Refining, LP, dated as of January 23, 2013 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on January 29, 2013).

4.3

Indenture relating to 6.500% senior secured notes due 2022, dated as of October 23, 2012, by and among CVR Refining, LLC, Coffeyville Finance Inc., each of the guarantors party thereto, Wells Fargo Bank, National Association, as Trustee, and Wells Fargo Bank, National Association, as Collateral Trustee (incorporated by reference to Exhibit 4.1 of the Form 8-K filed by CVR Energy, Inc. on October 29, 2012 (Commission File No. 001-33492).

4.4	Forms of 6.500% Second Lien Senior Secured Notes due 2022 (included within the Indenture filed as Exhibit 4.1).

4.5

Registration Rights Agreement, dated October 23, 2012, among CVR Refining, LLC, Coffeyville Finance Inc., the Subsidiary Guarantors, and Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. as Representatives of the several initial purchasers (incorporated by reference to Exhibit 4.3 to the Form 8-K filed by CVR Energy, Inc. on October 29, 2012 (Commission File No. 001-33492)).

4.6

Registration Rights Agreement, dated as of January 23, 2013, by and among CVR Refining, LP, Icahn Enterprises Holdings L.P., CVR Refining Holdings, LLC and CVR Refining Holdings Sub, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on January 29, 2013).

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1	Powers of Attorney (contained on signature page of this Registration Statement).

Item 9.         Undertakings.

(a)                                 The undersigned Registrant hereby undertakes:

1.                                      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2.                                      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and agrees to be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on August 13, 2013.

CVR REFINING, LP

By:	CVR Refining GP, LLC, its general partner

By:	/s/ John J. Lipinski
John J. Lipinski Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Lipinski, Susan M. Ball and Edmund S. Gross and each of them as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John J. Lipinski	Chief Executive Officer, President and	August 13, 2013
John J. Lipinski	Director of CVR Refining GP, LLC
(Principal Executive Officer)

/s/ Susan M. Ball	Chief Financial Officer and Treasurer of	August 13, 2013
Susan M. Ball	CVR Refining GP, LLC
(Principal Financial and Accounting Officer)

/s/ Stanley A. Riemann	Director of CVR Refining GP, LLC	August 13, 2013
Stanley A. Riemann

	Director of CVR Refining GP, LLC	August 13, 2013
Carl C. Icahn

/s/ SungHwan Cho	Director of CVR Refining GP, LLC	August 13, 2013
SungHwan Cho

/s/ Keith Cozza	Director of CVR Refining GP, LLC	August 13, 2013
Keith Cozza

/s/ Vincent J. Intrieri	Director of CVR Refining GP, LLC	August 13, 2013
Vincent J. Intrieri

/s/ Samuel Merksamer	Director of CVR Refining GP, LLC	August 13, 2013
Samuel Merksamer

/s/ Daniel A. Ninivaggi	Director of CVR Refining GP, LLC	August 13, 2013
Daniel A. Ninivaggi

/s/ Kenneth Shea	Director of CVR Refining GP, LLC	August 13, 2013
Kenneth Shea

/s/ Jon R. Whitney	Director of CVR Refining GP, LLC	August 13, 2013
Jon R. Whitney

/s/ Glenn R. Zander	Director of CVR Refining GP, LLC	August 13, 2013
Glenn R. Zander

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1	Certificate of Limited Partnership of CVR Refining, LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 filed on October 1, 2012).

4.2

First Amended and Restated Agreement of Limited Partnership of CVR Refining, LP, dated as of January 23, 2013 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on January 29, 2013).

4.3

Indenture relating to 6.500% senior secured notes due 2022, dated as of October 23, 2012, by and among CVR Refining, LLC, Coffeyville Finance Inc., each of the guarantors party thereto, Wells Fargo Bank, National Association, as Trustee, and Wells Fargo Bank, National Association, as Collateral Trustee (incorporated by reference to Exhibit 4.1 of the Form 8-K filed by CVR Energy, Inc. on October 29, 2012 (Commission File No. 001-33492).

4.4	Forms of 6.500% Second Lien Senior Secured Notes due 2022 (included within the Indenture filed as Exhibit 4.1).

4.5

Registration Rights Agreement, dated October 23, 2012, among CVR Refining, LLC, Coffeyville Finance Inc., the Subsidiary Guarantors, and Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. as Representatives of the several initial purchasers (incorporated by reference to Exhibit 4.3 to the Form 8-K filed by CVR Energy, Inc. on October 29, 2012 (Commission File No. 001-33492)).

4.6

Registration Rights Agreement, dated as of January 23, 2013, by and among CVR Refining, LP, Icahn Enterprises Holdings L.P., CVR Refining Holdings, LLC and CVR Refining Holdings Sub, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on January 29, 2013).

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1*	Powers of Attorney (contained on signature page of this Registration Statement).

*filed herewith